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                        AMCE RIGHT TO PURCHASE AGREEMENT


         THIS RIGHT TO PURCHASE AGREEMENT (the "Agreement"), dated November __, 1997, is made and entered into among AMC ENTERTAINMENT INC., a Delaware corporation (including its consolidated subsidiaries, hereinafter referred to as "Grantor"), and ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust (hereinafter referred to as "Offeree"). Grantor and Offeree are sometimes collectively referred to herein as the "Parties" and each of the Parties is sometimes singularly referred to herein as a "Party".

         WHEREAS, Grantor may in the future acquire or develop megaplex theatre and related entertainment property owned (or ground-leased) by the Grantor (the "Property");

         WHEREAS, Grantor may from time to time sell, transfer, convey or otherwise dispose of (which may include a leaseback, but not a mortgage) ("Transfer") any or all such Property during a period of five (5) years from and including the date hereof (the "Right to Purchase Period"); and

         WHEREAS, Grantor desires to grant to Offeree a personal non-assignable right of first offer and right of first refusal relating to the Transfer of any Property, exercisable under the terms and conditions hereinafter set forth.

         NOW, THEREFORE, Grantor and Offeree hereby agree as follows:

    1.   RIGHT OF FIRST OFFER.

         (a) GRANT OF RIGHT OF FIRST OFFER. Subject to the terms and conditions set forth in this Agreement, Grantor hereby grants to Offeree a right of first offer ("First Offer Right") relating to the Transfer of all or any Property. If, at any time during the Right to Purchase Period, Grantor desires to Transfer all or any portion of a Property (the "Offered Property"), Grantor shall first deliver to Offeree written notice (the "Notice of Transfer"), which Notice of Transfer shall state Grantor's desire to Transfer the Offered Property and contain an accurate description of the Offered Property and its proposed operations.

         (b) ELECTION TO OFFER. (i) If Offeree elects to make an offer to purchase the Offered Property, Offeree shall deliver to Grantor within sixty
(60) days following



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the date the Notice of Transfer was received by Offeree (the "Offer Date") a written offer (the "Offeree Offer"), which Offeree Offer shall offer to purchase the Offered Property on the terms and conditions, including price, timing and lease terms (if applicable), specified therein. The Offeree Offer shall disclose all material facts relating to the proposed transaction and, at Offeree's option, may include a form purchase agreement or lease, as applicable. Each Offeree Offer shall be an irrevocable commitment by Offeree to purchase the Offered Property on the terms and conditions set forth therein.

         (ii) If Offeree does not elect to make an offer to purchase the Offered Property by the Offer Date or if Offeree makes an offer to purchase the Offered Property by the Offer Date and Grantor elects not to Transfer the Offered Property on the terms offered by Offeree, Grantor (A) shall be under no obligation to Transfer any portion of the Offered Property to any person, unless Grantor so elects, and (B) may, within a period of 6 months from and after the Offer Date, solicit offers relating to the Transfer of such Offered Property; provided, however, any Transfer of the Property within a period of 6 months from and after the Offer Date not on terms and conditions and at a price more favorable to those offered by Offeree shall be subject to the First Refusal Right set forth in paragraph 2 of this Agreement. The First Offer Right granted to Offeree under the terms and conditions of this Agreement shall revive in the event that Grantor fails to Transfer the Offered Property within the six
(6) months from and after the Offer Date.

         (iii) Notwithstanding Offeree's election not to make an offer to purchase the Offered Property by the Offer Date or Grantor's election not to Transfer the Offered Property on the terms offered by Offeree, Grantor shall be obligated to submit a Grantor Offer to Offeree following receipt of a Bona Fide Offer from a Proposed Transferee pursuant to paragraph 2 of this Agreement.

         (c) ACCEPTANCE OF OFFEREE OFFER. If Grantor elects to Transfer the Offered Property on the terms offered by the Offeree, Grantor shall deliver in writing its election to Transfer the Offered Property to Offeree within thirty
(30) days following the date the Offeree Offer was received by Grantor. Such communication shall, when taken in conjunction with the Offeree Offer, be deemed to constitute a valid, legally binding and enforceable


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agreement for the Transfer of the Property.  Such agreement may be evidenced by, but, unless otherwise agreed, shall not be subject to, execution of a purchase agreement or lease, as applicable.

    2.   RIGHT OF FIRST REFUSAL.

         (a) GRANT OF RIGHT OF FIRST REFUSAL. Subject to the terms and conditions set forth in this Agreement, Grantor hereby grants to Offeree a right of first refusal ("First Refusal Right") relating to the Transfer of all or any Property. If, at any time during the Right to Purchase Period, Grantor desires to Transfer any Offered Property pursuant to a bona fide offer (the "Bona Fide Offer") from a third party (the "Proposed Transferee"), Grantor shall first deliver to Offeree a written offer (the "Grantor Offer"), which Grantor Offer shall offer to Transfer the Offered Property to the Offeree on terms and conditions, including price, timing and lease terms (if applicable), not less favorable to the Offeree than the terms and conditions which Grantor proposes to Transfer such Property to the Proposed Transferee. The Grantor Offer shall disclose the identity of the Proposed Transferee, the person or persons, if any, that control such Proposed Transferee to the extent known by Grantor, the terms and conditions, including price, timing and lease terms (if applicable), of the proposed Transfer, any proposed form purchase agreement or lease and any other material facts relating to the proposed transaction. Each Grantor Offer is an irrevocable commitment by Grantor to sell the Offered Property on the terms and conditions set forth therein.

         (b) CONFIRMATION OF BONA FIDE OFFER. The Offeree shall be permitted to confirm that the Bona Fide Offer is firm and subject only to conditions that could reasonably be expected to be satisfied, by (i) review of the documents involved in such Bona Fide Offer and (ii) requiring that the Grantor cause the Proposed Transferee to submit evidence reasonably satisfactory to the Offeree of financing for such purchase, but only to the extent that the Bona Fide Offer has a financing contingency. If review of such documents and of such evidence of financing by the Offeree would violate a confidentiality obligation of Grantor to the Proposed Transferee, or of the Proposed Transferee to any third party, Grantor shall designate a recognized accounting or investment banking firm or similar third party reasonably satisfactory to the Offeree, who shall at Offeree's expense (i) certify that the terms set forth in


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the written documents are as described in the Offer or are no more favorable to the Proposed Transferee than the terms described in the Offer, and (ii) certify that financing has been obtained, subject to no condition which, in such third party's reasonable judgment, is likely to be unsatisfied, or based on the evidence provided, such third party expects that financing for the sale to the Proposed Transferee will be obtained.

         (c) ACCEPTANCE OF GRANTOR OFFER. (i) If Offeree elects to purchase the Offered Property on the terms set forth in the Grantor Offer, Offeree shall deliver in writing its election to purchase the Offered Property to Grantor within forty-five (45) days following the date the Grantor Offer was received by the Offeree (the "Acceptance Date"), but not less than five days prior to the expiration date of the Bona Fide Offer, provided such election in any circumstance will not be due prior to the expiration of 10 business days following the date the Grantor's Offer was received by Offeree. Such communication shall, when taken in conjunction with the Grantor Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the Transfer of the Property. Such agreement may be evidenced by, but, unless otherwise agreed, shall not be subject to, execution of a purchase agreement or lease, as applicable.

         (ii) If Offeree does not elect to purchase the Offered Property by the Acceptance Date, Grantor (i) shall be under no obligation to Transfer any portion of the Offered Property to any person, unless Grantor so elects, and
(ii) may, within a period of 6 months from and after the date the Grantor Offer was received by the Offeree, Transfer the Offered Property to any person, including the Proposed Transferee, at a price at least equal to that offered to Offeree in the Grantor Offer and on the terms and conditions substantially consistent to those included in the Grantor Offer and Grantor shall be under no obligation to submit a Grantor Offer to Transfer such Offered Property to the Offeree in connection therewith. The First Refusal Right granted to the Offeree under the terms and conditions of this Agreement shall revive in the event that Grantor fails to Transfer the Offered Property within the six (6) month period specified above.

    3. DUE DILIGENCE. During the periods following the date the Notice of Transfer was received by Offeree and prior to the Offer Date, following the date the Grantor Offer was received by Offeree and prior to the Acceptance


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Date and following any agreement to Transfer a Property, Grantor shall provide Offeree access to the Offered Property, its books and records related thereto and its officers and employees with knowledge thereof during reasonable hours for purposes of conducting a due diligence investigation of the Offered Property and its proposed operations.

    4. CLOSING. (a) The closing of any Transfer of Offered Property pursuant to this Agreement shall be determined by the Parties (which, unless otherwise agreed, shall be within 90 days of the acceptance of any offer hereunder).

    5. NO ASSIGNMENT. The First Refusal Right and First Offer Right granted hereby are personal to Offeree, and, as an inducement to Grantor to enter into this Agreement, it is expressly agreed that Offeree has no right, directly or indirectly, to assign in whole or in part any rights granted by this Agreement. Grantor shall have no obligation or requirement to deal with any party other than Offeree in all matters relating to this Agreement. Any purchase agreement or lease hereunder may be made with a subsidiary of Grantor acceptable to Offeree. The First Refusal Right and First Offer Right shall terminate if there is a Change of Control of Offeree as defined in Annex I hereto.

    6. NO BROKER. Offeree represents that it has dealt with no broker in connection with the First Refusal Right and First Offer Right granted hereby, and agrees to indemnify and hold Grantor harmless from the claims of any broker in connection with the transactions contemplated hereby.

    7. NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person,
(b) sent by certified mail, return-receipt requested, (c) delivered by a recognized delivery service or (d) sent by facsimile transmission and addressed as follows:


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If intended for Offeree:     Entertainment Properties Trust
                             One Kansas City Place
                             1200 Main Street, Suite 3250
                             Kansas City, Missouri  64105
                             Phone:  (816) 480-4649
                             Fax:    (816) 480-4617
                             Attention:    Robert L. Harris,
                                           President

With a copy to:              Stinson, Mag & Fizzell, P.C.
                             1201 Walnut, Suite 2800
                             Kansas City, Missouri 64105
                             Phone:     (816) 691-3180
                             Fax:       (816) 691-3495
                             Attention: Michael G. O'Flaherty


If intended for Grantor:     AMC Entertainment Inc.
                             106 West 14th Street
                             Kansas City, Missouri  64105
                             Phone:  (816) 221-4000
                             Fax:    (816) 480-4617
                             Attention:    Peter C. Brown,
                                           President

With a copy to:              Lathrop & Gage L.C.
                             2345 Grand Boulevard, Suite 2800
                             Kansas City, Missouri 64108
                             Phone:     (816) 460-5515
                             Fax:       (816) 292-2001
                             Attention: E.T. Bullard

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return-receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, request or other communication is

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served by hand or is received by facsimile on a day which is not a Business
Day, or after 5:00 P.M. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 A.M. on the first Business Day thereafter.

    8. WAIVER OF CONDITIONS. Any Party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such Party. No waiver by a Party of any breach of this Agreement by the other Party shall be deemed to be a waiver of any other breach by such other Party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement by such other Party, whether or not the first Party knows of such breach at the time it accepts such payment or performance. No failure or delay by a Party to exercise any right it may have by reason of the default of the other Party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first Party while the other Party continues to be so in default.

    9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri. The Parties agree that jurisdiction and venue for any litigation arising out of this Agreement shall be in the Courts of Jackson County, Missouri or the U.S. District Court for the Western District of Missouri and, accordingly, consent thereto.

    10. ATTORNEYS' FEES. If either Party obtains a judgment against the other Party by reason of a breach of this Agreement, a reasonable attorneys' fee as fixed by the court shall be included in such judgment.

    11. REMEDIES CUMULATIVE. Except as herein expressly set forth, no remedy conferred upon a Party by this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law, in equity or by statute.


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    12.  SPECIFIC PERFORMANCE.  The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, and no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to specific performance hereof (without requirement to post bond), in addition to any and all other remedies at law or in equity. The Parties agree that in connection with the enforcement of any agreement to Transfer a Property created hereunder, the terms to be enforced shall be in the following order of priority: (i) those terms contained in any executed purchase agreement or lease; (ii) in the absence of (i), those contained in the communications that constituted the agreement between the parties; and (iii) in the absence of (i) or (ii), those contained in the Agreement of Sale and Purchase, dated November __, 1997, among American Multi-Cinema, Inc., AMC Realty, Inc. and Entertainment Properties Trust or the Lease, dated November __, 1997, between Entertainment Properties Trust and American Multi-Cinema, Inc., as applicable.

    13. COMPLETE AGREEMENT. This Agreement constitutes the entire understanding between Grantor and Offeree with respect to the subject matter hereof and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by Grantor with respect to this Agreement except as expressly provided in this Agreement. The Agreement may not be modified, amended or waived except by a written instrument executed by both Grantor and Offeree. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.

    14. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER AGREEMENTS.

    15. CAPTIONS. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

    16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which counterparts, when executed and delivered, shall be deemed to be an original

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and all of which counterparts, when taken together, shall constitute one and the same Agreement.

    IN WITNESS WHEREOF, Grantor and Offeree have executed this Agreement as of the day and year first above written.

GRANTOR:                               OFFEREE:

AMC ENTERTAINMENT INC.,                ENTERTAINMENT PROPERTIES TRUST,
a Delaware corporation                 a Maryland real estate investment trust

By:_______________________________     By:__________________________________

Name:   __________________________     Name:   _____________________________

Title:  __________________________     Title:  _____________________________

                                    ANNEX I

     "Change in Control" shall mean the occurrence of any one of the following events:

        (i) individuals who, on the Effective Date, constitute the Board of Trustees (the "Board") of Offeree (the "Incumbent Trustees") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a trustee subsequent to November __, 1997, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of the Offeree in which such person is named as a nominee for trustee, without written objection to such nomination) shall be an Incumbent Trustee; provided, however, that no individual initially elected or nominated as a trustee of the Offeree as a result of an actual or threatened election contest with respect to trustees or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Trustee;

        (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Offeree representing 25% or more of the combined voting power of the Offeree's then outstanding securities eligible to vote for the election of the Board (the "Offeree Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Offeree or any corporation or other entity in which the Offeree owns, directly or indirectly, stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in such corporation or other entity (a "Subsidiary"), (B) by any employee benefit plan (or related trust) sponsored or maintained by the Offeree or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

        (iii) the shareholders of the Offeree approve a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Offeree or any of its Subsidiaries that requires the approval of the Offeree's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business
     Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving

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     Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Offeree Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Offeree Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Offeree Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 25% or more of the Offeree Voting Securities (an "Offeree 25% Shareholder")) would become the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and no Offeree 25% Shareholder would increase its percentage of such total voting power and (C) at least a majority of the members of the board of directors of the Parent corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Trustees at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

        (iv) the shareholders of the Offeree approve a plan of complete liquidation or dissolution of the Offeree or a sale of all or substantially all of the Offeree's assets.

     Notwithstanding the foregoing, a Change in Control of the Offeree shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Offeree Voting Securities as a result of the acquisition of Offeree Voting Securities by the Offeree which reduces the number of Offeree Voting Securities outstanding; provided, that if after such acquisition by the Offeree such person becomes the beneficial owner of additional Offeree Voting Securities that increases the percentage of outstanding Offeree Voting Securities beneficially owned by such person, a Change in Control of the Offeree shall then occur.